Exhibit 10.46

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of ___________, 2017, by and between ActiveCare, Inc. (the “Company”) and the undersigned Series G Convertible Preferred Stock holder, (the “Holder”). For all purposes of this Agreement, “Holder” includes any affiliate or controlling person of Shareholder, and any other agent, representative or other person with whom Holder is acting in concert.

W I T N E S S E T H :

WHEREAS, the Company approved the designation rights and preferences and privileges of it’s Series G Convertible Preferred Stock (the “Series G Preferred”) on November 1, 2016; and

WHEREAS, on_______, 2017, the Company filed the Certificate of Designations, Preferences and Rights of the Series G Preferred (the “Series G Certificate of Designations”) with the State of Delaware;

WHEREAS, on__________, 2017, the Company issued 43,220 shares of its Series G Preferred to Holder for services rendered;

WHEREAS, pursuant to the Series G Certificate of Designations, such shares automatically convert (“Automatic Conversion”) upon (i) the Company’s receipt of $50,000,000 or more in gross revenue in a single fiscal year, (ii) the sale of the Company via asset purchase, stock sale, merger or other business combination in which the Company and/or its stockholders receive aggregate gross proceeds of $25,000,000 or more, or (iii) the closing of an underwritten offering (the “Qualified Offering”) by the Company pursuant to which the Company receives aggregate gross proceeds of at least Ten Million Dollars (US$10,000,000) in consideration of the purchase of shares of common stock and/or which results in the listing of the Company’s common stock on the Nasdaq National Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT;

WHEREAS, the Company and Holder have decided to enter into this Agreement, which shall restrict the public sale of the Holders shares of common stock upon the triggering of an Automatic Conversion (the “Lock-Up Securities”), in accordance with the terms below; and

WHEREAS, this Agreement will be in addition to the terms of the lock up agreement that is required by the underwriter in connection with the Qualified Offering (the “Underwriter Lock-Up Agreement”) .

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration is hereby acknowledged, the Holder and the Company hereby agree as follows:

1.      Lock-Up Period.

The Holder agrees that, from the date of an Automatic Conversion until the earlier of (i) the Company’s receipt of $25,000,000 or more in gross revenue in a single fiscal year (but in no event prior to twelve (12) months from the date of the final prospectus with respect to the Qualified Offering, if any, even if such gross revenue threshold is attained prior to such date), or (ii) eighteen (18) months from the date thereof (such period, the “Lock-Up Period”), the Holder shall be subject to the lock-up restrictions set forth in Section 2 below.

2.      Lock-Up Restriction.

(a)   Lock-Up. During the Lock-Up Period, the Holder will not offer, sell, contract to sell, hypothecate or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the sale, hypothecation or disposition (whether by actual or effective economic sale, hypothecation or disposition due to cash settlement or otherwise) by the Holder or any affiliate of the Holder or any person in privity with the Holder or any affiliate of the Holder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Lock-Up Securities, unless such transaction is a Permitted Disposition (as defined below).

A “Permitted Disposition” shall include the following: (a) transfers of Lock-Up Securities to a trust for the benefit of the undersigned or as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); or (b) transfers of Lock-Up Securities to a charity or educational institution; provided that in the case of any transfer pursuant to the foregoing clauses (a) or (b), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Company a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made.

(b)   Stop Orders. The Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of any Lock-Up Securities of the Company held by the Holder in violation of this Agreement. The Company agrees not to allow any transaction to occur that is inconsistent with this Agreement.

3.      Miscellaneous.

(a)   At any time, and from time to time, after the signing of this Agreement, the Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

(b)   This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Utah or in the federal courts located in the state of Utah. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based on forum non conveniens. The parties executing this Agreement and any other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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(c)   Any and all notices or other communications given under this Agreement shall be in writing and shall be deemed to have been duly given on (i) the date of delivery, if delivered in person to the addressee, (ii) the next business day if sent by overnight courier, or (iii) three (3) days after mailing, if mailed within the continental United States, postage prepaid, by certified or registered mail, return receipt requested, to the party entitled to receive same, at his or its address set forth below:

If to the Company:

With a copy to (which shall not constitute notice):

If to the Holder:

_________________

_________________

Tel No.: _________________

(d)   The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder (including the Underwriter Lock-Up Agreement) or to which the Holder is subject to by applicable law.

(e)   This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

(f)    This Agreement may be signed in counterparts and delivered by facsimile signature and delivered electronically.

(g)   The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

(h)   Nothing contained herein shall affect the validity or enforceability of the Underwriter Lock-Up Agreement which will not be affected by the terms of this Agreement. To the extent there is any conflict between the terms of this Agreement and the Underwriter Lock-Up Agreement, the Underwriter Lock-Up Agreement shall govern.

(i)     Amendments. No provision of this Agreement may be amended except in a written instrument signed, by the Company and Holder.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

By:
Jeffery Peterson, an individual

COMPANY:

ACTIVECARE, INC.

By:
Name:	Jeffery Peterson
Title:	Executive Chairman

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